Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Statement of Additional Information and to the use of our report dated February 15, 2006, with respect to the consolidated financial statements of Security Benefit Life Insurance Company and Subsidiaries, in Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-120399) and Amendment No. 20 to the Registration Statement under the Investment Company Act of 1940 (Form N-4 No. 811-10011) and the related Statement of Additional Information accompanying the Prospectus for the NEA Valuebuilder Retirement Income Director Variable Annuity.



Kansas City, Missouri
April 25, 2006